                           AGREEMENT


      This Agreement ("Agreement") is made and entered into  this

17th  day  of  October,  1995, by and between  AMERCO,  a  Nevada corporation  ("AMERCO"), EDWARD J. SHOEN ("E. Shoen"),  JAMES  P.

SHOEN  ("J. Shoen"), AUBREY K. JOHNSON ("Johnson"), JOHN M. DODDS

("Dodds"),  and WILLIAM E. CARTY ("Carty") (E. Shoen,  J.  Shoen,

Johnson,  Dodds and Carty are sometimes collectively referred  to hereinafter as the "Directors").

RECITALS:

      A.    On  or about August 2, 1988, the following individual

plaintiffs  instituted an action in the Maricopa County  Superior

Court,  as Cause No. CV 88-20139 (the "Litigation"), against  the

Directors  and  Paul  F. Shoen ("P. Shoen"):  Leonard  S.  Shoen,

Samuel  W. Shoen, M.D., Mary Anna Shoen-Eaton, Cecilia  M.  Shoen

Hanlon,  Katrina M. Shoen-Carlson, Theresa Romero and Michael  L.

Shoen.   At a subsequent time, the following corporate plaintiffs

joined  the  Litigation:  Samwill, Inc.,  Cemar,  Inc.  Kattydid,

Inc.,  Thermar,  Inc.,  LSS Inc., Mickl, Inc.,  and  Maran,  Inc.

(Collectively,  the  individual  plaintiffs  and  the   corporate

plaintiffs   are   referred  to  herein  as   the   "Share   Case

Plaintiffs.")

      B.    The  Share Case Plaintiffs alleged in the  Litigation

various damages caused by certain actions of the Directors and P.

Shoen in their capacity as Directors of AMERCO.

      C.    On  or  about February 6, 1989, consistent  with  its

Bylaws, AMERCO entered into Indemnification Agreements with  each of  the  Directors, pursuant to which AMERCO agreed to  indemnify the Directors to the fullest extent authorized by the laws of the

State of Nevada (the "Indemnity Agreement").

      D.   On or about October 7, 1994, the jury in the Litigation

returned  its  verdict and a damages award against the  Directors and  P.  Shoen  in  the amount of approximately $1,480,000,000.00

(the  "Jury  Award").   The  jury  also  returned  a  verdict  of

$70,000,000.00 in punitive damages against E. Shoen.

      E.    On  February 2, 1995, Maricopa County Superior  Court

Judge  Thomas Dunevant, III ("Judge Dunevant") ruled  on  various post-trial motions in the Litigation and thereafter ordered a new trial  unless the Share Case Plaintiffs accepted a remittitur  of

the  Jury  Award and the original punitive damages award.   After

acceptance  of  the  remittitur  by  Plaintiffs,  Judge  Dunevant entered  judgment (the "Judgment") against the Directors  and  P.

Shoen, jointly and severally, in the aggregate of $461,838,000.00

(the  "Damage  Award")  and against E. Shoen,  individually,  for punitive  damages in the amount of $7,000,000.00  (the  "Punitive

Damage  Award").   Pursuant  to the Judgment,  those  Share  Case

Plaintiffs  who own stock in AMERCO (the Shareholder  Plaintiffs)

are  required to transfer to the Directors or their designee  all

AMERCO  common  stock held or owned by them ("Plaintiffs'  AMERCO

Stock").  Six of the Plaintiffs are not shareholders of AMERCO.

      F.    Pursuant  to  AMERCO's corporate bylaws,  AMERCO  has

certain rights of first refusal with respect to the common shares

of  the  corporation.   The  Directors'  rights  to  acquire  the

Shareholder Plaintiffs' AMERCO Stock pursuant to the Judgment are subject to these existing rights of first refusal.

      G.    On  or about February 21, 1995, each of the Directors

filed  a  voluntary  petition  pursuant  to  Chapter  11  of  the

Bankruptcy  Code in the United States Bankruptcy  Court  for  the

District  of  Arizona,  which petition  commenced  their  jointly administered reorganization cases (the "Reorganization Cases").

     H.   The Directors have filed plans of reorganization in the

Reorganization  Cases  (collectively, including  all  amendments,

modifications,  and restatements, the "Plans").   The  Bankruptcy

Court set October 2, 1995 as the deadline to accept or reject the

Plans  and  November  6,  1995 as the  date  when  hearings  will

commence  regarding  confirmation of the  Plans.   The  Directors

participation  in this agreement is subject to  approval  of  the

Bankruptcy  Court  in  connection with the  confirmation  of  the

Plans.

      I.   On or about March 27, 1995, E. Shoen filed a notice of

appeal  in  the Arizona Court of Appeals regarding  the  Punitive

Damage  Award.   Except  as  otherwise  set  forth  herein,  this

Agreement  does not settle the respective rights and  obligations of E. Shoen and AMERCO regarding the Punitive Damage Award.

      J.    Each of the Directors retain unexpired appeal  rights

with  regard to the Damage Award (the "Appeal Rights").   If  the

Directors  exercise the Appeal Rights, the Damage  Award  may  be sustained and/or increased and AMERCO may be exposed to increased liability  to the Directors under existing agreements  with  each

Director, which liability includes the obligation to fund such an appeal.

      K.   The Directors assert substantial claims against AMERCO

related  to  or arising from the litigation, including,  but  not limited to, claims for financial losses, emotional distress, loss of  business  and/or  professional  reputation,  loss  of  credit

standing,  breach  of contract and other claims.   The  Directors

assert  that  these substantial claims arise from the  Directors'

past and continuing service on the Board of Directors of AMERCO.

      L.    On the day of and at all times subsequent to the Jury

Award,  the  Directors made, and continue to  make,  demand  that

AMERCO  make  them  whole.   On or about  October  4,  1995,  the

Directors (other than Carty) made a written demand upon AMERCO to make  them whole.  On October 6, Carty made a written demand upon

AMERCO to make him whole.

      M.    On  September 19, 1995, Mary Anna Shoen-Eaton  ("Mary

Anna")  and Maran, Inc. entered into a Settlement Agreement  with the  Directors  and AMERCO, subject to Bankruptcy Court  approval

(the  "Settlement Agreement"), under which the Directors or their designee  will  pay  Mary  Anna  the  sum  of  $41,352,083.00  in settlement  and  full satisfaction of all claims  Mary  Anna  has against the Directors, AMERCO and its affiliates.  On October 10,

1995,  the  Bankruptcy Court approved the Directors participation in the Settlement Agreement.

      N.    On  September 19, 1995 Maran, Inc. and the  Directors

entered  into  a  Stock Purchase Agreement, (the "Stock  Purchase

Agreement") under which the Directors or their designee agree  to pay  the sum of $22,732,916.80 (the "Stock Purchase Amount")  for

the purchase of 3,343,076 AMERCO shares owned by Maran, Inc.   On

October  10,  1995, the Bankruptcy Court approved  the  Directors participation in the Stock Purchase Agreement.

      O.    The Directors claim that the actions of the Directors

that  are  the basis of the Damage Award were actions within  the scope  of  Directors' duties as Directors of  AMERCO,  that  such actions  were undertaken in good faith for the benefit of  AMERCO and  that  the claims asserted by the Directors to be made  whole are meritorious.

      P.    In  recognition of the substantial  risks  to  AMERCO

associated  with a claim under the indemnification agreements  or an appeal of the Damage Award by the Directors,  and to avoid the

uncertainty  of litigation between  AMERCO  and   the   Directors

and the substantial expenses  and  costs   associated  therewith,
in order to terminate and settle potential controversies between the parties arising from the Damage Award, in consideration of a release of certain substantial claims by the Directors against

AMERCO, and in order to protect AMERCO's business relationship with lenders, customers and valuable employees, the Directors of

AMERCO have authorized AMERCO to act as the funding source, as disclosed in the  Plans, have further endorsed and ratified

AMERCO's entering into and execution of the Settlement Agreement with Mary Anna and the Directors and have directed and authorized the officers of AMERCO to execute the AMERCO Release contemplated by this Agreement.

     Q.   The Directors desire to resolve certain claims each has

asserted   against  AMERCO  related  to  the  Damage   Award   in

consideration  for  AMERCO undertaking the funding  under  Plans,

executing the AMERCO Release contemplated by this Agreement,  and undertaking the obligations set forth in the Settlement Agreement with  Mary  Anna and similar obligations that may be agreed  upon between the Directors and the other Share Case Plaintiffs.  As  a further  inducement, the Directors have agreed to continue  their efforts  to  negotiate settlement agreements with the Share  Case

Plaintiffs that will include releases of AMERCO and its  officers and  agents  from  possible claims by the Share Case  Plaintiffs,

which  releases  are intended to parallel the releases  presently secured by the Directors from Mary Anna, Timothy Eaton and Maran,

Inc.  The Directors and AMERCO pledge their mutual cooperation in obtaining such releases.



      NOW,  THEREFORE, in consideration of the foregoing and  the mutual  covenants  hereinafter contained, the  parties  agree  as follows.

AGREEMENT:

      Subject  to the confirmation of the Plans by the Bankruptcy

Court  and  subject further to the Bankruptcy Courts approval  of the Directors participation in the agreements and subject further to  the  execution  by  each Director of the Directors'  Release,

which  is attached hereto as Exhibit "A" and incorporated  herein by  this reference, pursuant to and on the Effective Date of  the

Plans (as such date is defined in the Plans):

     1.   AMERCO shall fund the Plans, which funding may take the

form of a payment of cash or property made directly to Plaintiffs in  the nature of a restoration payment for the resolution of the

Plaintiffs'  claims of breach of fiduciary duty, as made  in  the

Litigation,  and  in  settlement of the  Share  Case  Plaintiffs'

claims for fiduciary liability, as alleged therein.

      2.     AMERCO  shall  execute the AMERCO  Release  attached

hereto  as Exhibit "B" and incorporated herein by this reference,

and  the  Directors shall execute the Directors' Release attached hereto as Exhibit "A," which releases shall become effective upon the  Effective  Date of the Plans.  Pursuant  to  the  Directors'

Release,  the  Directors  shall  release  AMERCO,  its  officers,

directors,   employees,  agents,  representatives,   accountants,

attorneys, predecessors, successors, assigns and insurers of  and from  any  and  all  actions, causes of action, suits,  defenses,

debts,   disputes,  damages,  claims,  obligations,  liabilities,

costs,  expenses and demands of any kind or character whatsoever,

at  law or in equity, in contract or in tort, whether matured  or unmatured,  liquidated  or unliquidated,  vested  or  contingent,

choate  or  inchoate, known or unknown, suspected or  unsuspected that each has, or hereafter can, shall or may have for, upon, by reason of any matter, cause or thing whatsoever, directly or indirectly  arising from or related to the Damage  Award,  except
                                           -------------

the matters described below as the "Reserved Claims."  Notwith standing  anything contained in this Agreement and the Directors'

Release  to  the  contrary,  none  of  the  Directors  shall,  by execution of this Agreement or the Directors' Release, release or waive  any claim or right: (i) to indemnification from AMERCO  as set forth in its Bylaws or in any other written agreement between

AMERCO  and any of the Directors except as related to the  Damage

Award; (ii) to be reimbursed for any legal fees and related costs or  expenses  incurred by the Directors in  connection  with  the

Litigation or Reorganization Cases; (iii) to indemnification from

AMERCO  for  any adverse income tax consequences to  any  of  the
             -----------------------------------

Directors  as a result of the AMERCO funding of the Plans  and/or requisition  of  the Plaintiffs' AMERCO Stock;  (iv)  to  require

AMERCO  to  satisfy any obligation that AMERCO has  or  may  have regarding  the  Punitive Damage Award; or  (v)  to  require  that

AMERCO satisfy any right a Director may have in, to or under  any employment agreement with AMERCO or in, to or under any  employee benefit  plan sponsored or maintained by AMERCO which may  be  in existence as of the date hereof or created in the future, or  any

other  benefits  generally  provided  to  AMERCO's  officers   or

employees (collectively, the "Reserved Claims").

      Pursuant  to the AMERCO Release, AMERCO shall  release  the

Directors, their employees, agents, representatives, accountants,

attorneys,  heirs, successors, assigns and insurers of  and  from any  and  all actions, causes of action, suits, defenses,  debts,

disputes,  damages,  claims,  obligations,  liabilities,   costs,

expenses and demands of any kind or character whatsoever, at  law or in equity, in contract or in tort, whether matured or unmatured, liquidated or unliquidated, vested or contingent,

choate  or  inchoate, known or unknown, suspected or  unsuspected that  any  of them has, or hereafter can, shall or may have  for,

upon, by reason of any  matter,  cause or thing whatsoever,

directly  or  indirectly arising from or related to the Litigation.

      3.    By  execution of this Agreement, as of the  Effective

Date  of  the  Plans, the Directors hereby transfer,  assign  and convey  to  AMERCO  any  and all right, title  and  interest  the

Directors  have  or may have in, to or arising under  the  Damage

Award  including,  but  not limited to, any  and  all  rights  of contribution the Directors have, any and all claims  any  of  the

Directors  have or may have against any person or  entity  not  a party  to  this Agreement arising from or related to  the  Damage

Award.   The  Directors agree not to oppose AMERCO should  AMERCO

elect, in its own best judgment, to exercise its by-law right  of first refusal on any of the Shareholder Plaintiffs' shares.

      4.    As  of  the Effective Date of the plans,the Directors

hereby agree to take any and all action necessary or required  to dismiss any pending appeals of the Damage Award and each  of  the

Directors expressly waives any and all Appeal Rights with respect to  the  Damage Award and agrees no further appeal of the  Damage

Award shall be instituted by or on behalf of the Directors.

     5.   AMERCO acknowledges that the Directors have relied upon

AMERCO  regarding the tax consequences of this Agreement and  the method selected by AMERCO to fund the Plans.  AMERCO agrees  that it is liable to the Directors for any adverse tax consequences of this Agreement and/or the funding of the Plans as if such funding arose as a payment made by AMERCO under the Indemnity Agreement.

      6.    The  parties hereto agree to take such  acts  and  to

execute  such other and further documents as may be necessary  or appropriate  to  implement and accomplish the  purposes  of  this

Agreement and the intent of the parties.

      7.    The parties hereto acknowledge and agree the laws  of

the  State  of Nevada and, to the extent applicable, federal  law will govern and control this Agreement including, but not limited

to,  any  documents  executed pursuant to  this  Agreement.   The

parties  further  agree  to  submit  any  dispute  involving  the interpretation or enforcement of this Agreement to the Bankruptcy

Court in the Reorganization Cases.

      8.   No provision of this Agreement may be waived, modified

or  altered,  except by a writing executed by all of the  parties

hereto.   Time  and strict performance are the  essence  of  this

Agreement.

      9.    This  Agreement is personal to each of the  Directors

and, without the prior written consent of AMERCO, which shall not

be   unreasonably  withheld,  shall  not  be  assignable  by  the

Directors,   except  by  operation  of  law.   Any   unauthorized

assignment of the rights, obligations or duties of the  Directors hereunder  shall  be  void.  This Agreement shall  inure  to  the benefit  of,  and  will be binding upon, all of the  parties  and their  respective  heirs,  assigns,  representatives,  and  legal successors in interest of any kind.

      10.   This Agreement contains the complete understanding and

agreement  of  the  parties hereto in and  with  respect  to  all matters  referred  to  herein,  and  all  prior  representations,

negotiations and understandings are superseded hereby and  merged into  this Agreement.  No party shall be liable or bound  to  any other  party  hereto  in any manner by any  agreement,  warranty,

representation  or  guaranty except  as  specifically  set  forth herein.

      11.   In  the event any party hereto finds it necessary  to

employ  legal  counsel  or to bring an action  at  law  or  other proceeding  against any other party to enforce or  interpret  any term or provision of this Agreement, the prevailing party in  any such action or other proceeding shall be entitled to recover from the  other party or parties thereto all costs incurred, including reasonable  attorneys' fees, which shall  be  determined  by  the

Bankruptcy Court, and shall be included in any such judgment.

      12.   This  Agreement is an integrated  document  and  each

covenant  and  condition herein represents material consideration for the other covenants and conditions herein.  The invalidity of any provision of this Agreement would materially impair and alter the  respective rights and obligations of the parties  hereunder.

If  any  provision of this Agreement is determined to be invalid,

the remaining provisions of this Agreement shall be construed  to preserve the intent and purpose of this Agreement and the parties shall negotiate in good faith to modify the provisions held to be invalid to preserve each party's anticipated benefit.

      13.  AMERCO shall require any successor (whether direct  or indirect,  by  purchase, merger, consolidation or  otherwise)  to substantially  all  of  the  business  and/or  assets  of  AMERCO expressly  to assume and agree to perform this Agreement  in  the same  manner and to the same extent that AMERCO would  have  been

required  to perform, if no such succession had taken place.   As

used  in  this  Agreement, "AMERCO" shall  mean  both  AMERCO  as defined  herein  and  any successor that assumes  and  agrees  to perform this Agreement, by operation of law or otherwise.

      14.   All  notices  and  other  communications  under  this

Agreement shall be in writing and shall be given by hand-delivery to the other party or by registered or certified mail, return receipt requested, postage prepaid, addressed: (1) if to the

Directors  or any single Director, the address for such Directors or  Director  then on record with AMERCO; and (2) if  to  AMERCO,

2721  North  Central Avenue, Phoenix, Arizona  85036,  Attention:

General   Counsel.   For  purposes  of  this  Agreement,  notices

hereunder  shall  be  deemed  effective  upon  receipt  if  hand-

delivered and three (3) days after deposit in the U.S.  mail,  if given by registered or certified mail.

      15.  The failure to insist upon strict compliance with  any of  the  provisions  hereof, or to assert any  right  under  this

Agreement,  shall not be deemed to be a waiver of such provisions or right or of any other provision or right under this Agreement.

      16.   The  rights and benefits of the Directors under  this

Agreement may not be anticipated, assigned, alienated or  subject to  attachment,  garnishment, levy, execution or other  legal  or equitable process except as required by law.  Any attempt by  the

Directors   to  anticipate,  alienate,  assign,  sell,  transfer,

pledge, encumber or charge the same shall be void.

      17.   The  language of this Agreement has been  freely  and

voluntarily negotiated between the parties, each of whom has been represented by competent and effective counsel.  The parties have been  fully advised as to the legal effect of this Agreement  and have  read this Agreement in its entirety or have had it read  to them.  By execution of this Agreement, the parties represent  and warrant  to each other that each of them understands the contents of  this Agreement.  This Agreement is intended to be enforceable according  to its written terms, and there are no promises,  oral agreements or expectation of the parties to the contrary.

      18.   The parties agree that this Agreement may be executed

in  multiple  counterparts, each of  which  shall  be  deemed  an original document, and when all of the parties hereto have executed one or more counterparts, all such counterparts, taken together, shall constitute a single agreement.

      19.   The parties acknowledge the accuracy of the Recitals,

which  hereby  are incorporated into the operative provisions  of this Agreement.

      20.  This Agreement, and the rights, obligations, covenants and  conditions  set forth herein, shall not be  effective  until such  time as this Agreement has been executed by each and  every party hereto.

     IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first above written.

AMERCO, a Nevada corporation


By /S/ Gary V. Klinefelter          /S/ Aubrey K. Johnson
   _____________________________    ___________________________________
  Its Secretary                     AUBREY K. JOHNSON


/S/ Edward J. Shoen                  /S/ John M. Dodds
________________________________     ___________________________________
EDWARD J. SHOEN                      JOHN M. DODDS


/S/ James P. Shoen                   /S/ William E. Carty
________________________________     ___________________________________
JAMES P. SHOEN                       WILLIAM E. CARTY

                          EXHIBIT "A"

                       DIRECTORS' RELEASE

                    INCORPORATED BY REFERENCE
                        TO EXHIBIT 10.9
                    FILED WITH THE COMPANY'S
                  QUARTERLY REPORT OF FORM 10-Q
              FOR THE QUARTER ENDED SEPTEMBER 30, 1995,
                        FILE NO. 0-7862.

                          EXHIBIT "B"

                         AMERCO RELEASE

                    INCORPORATED BY REFERENCE
                        TO EXHIBIT 10.10
                    FILED WITH THE COMPANY'S
                  QUARTERLY REPORT OF FORM 10-Q
              FOR THE QUARTER ENDED SEPTEMBER 30, 1995,
                        FILE NO. 0-7862.